SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2011

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 MARCUS DRIVE, MELVILLE, NEW YORK		11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 847-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 19, 2011 Arrow Electronics, Inc. (the “Company”) and certain of the Company’s subsidiaries, as borrowers, entered into a Credit Agreement with the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and BNP Paribas, Bank of America, N.A., The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as syndication agents (the “Credit Agreement”), which replaces the Company’s existing credit facility dated as of January 11, 2007.  The Credit Agreement provides for extensions of credit in the aggregate amount of up to $1,200,000,000, consisting of revolving credit facilities and letters of credit.

Interest and fees under the Credit Agreement will generally be payable at least on a quarterly basis and the applicable margins and fees are determined based on the actual or implied senior unsecured non-credit enhanced debt ratings of the Company in effect from time to time by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services.

The Company and certain of its U.S. and non-U.S. subsidiaries may be borrowers under the Credit Agreement.  Loans may be made, and letters of credit may be issued, under the Credit Agreement in U.S. Dollars, British Pounds Sterling, Euros and other specified currencies.  The Company’s obligations are guaranteed by certain of the Company’s domestic subsidiaries.  The obligations of any subsidiary borrowers are guaranteed by the Company.

The Credit Agreement contains a number of covenants, including compliance with various financial ratios and tests, and certain covenants that restrict, among other things, the Company’s ability to incur debt; incur liens; merge or consolidate with other companies; enter into agreements that limit its or its subsidiaries’ ability to incur liens or its subsidiaries’ ability pay dividends; and make certain acquisitions, and a covenant that limits the amount of dividends or distributions that may be paid to stockholders.

The term loans and borrowings under the revolving credit facilities mature on August 19, 2016 and the maturity may be accelerated upon the occurrence and during the continuation of an event of default.  Events of default under the Credit Agreement include the failure to pay principal or interest when due; the breach of any representation or warranty; covenant defaults; insolvency of the Company or certain subsidiaries; imposition of certain judgments; certain events relating to the Employee Retirement Income Security Act of 1974 (as amended); a change in control (with respect to Company’s board of directors or the ownership of the Company’s shares); impairment of loan documentation or any guarantees; and cross-defaults to certain other indebtedness.

In the ordinary course of their respective businesses, some of the lenders under the Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for the Company and its affiliates.

ITEM 2.03.          CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

Press Release

On August 22, 2011, the Company issued a press release regarding the execution of the Credit Agreement.  A copy of the press release is filed hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit Number	Description of Document

99.1	Press Release, issued August 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: August 22, 2011	By:	/s/ Peter S. Brown
Name: Peter S. Brown
Title: Senior Vice President and
General Counsel

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